UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  April 2, 2002
                                (Date of earliest
                                 event reported)

Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

Item 5. Other Events

On April 2, 2002 Exelon Corporation and Commonwealth Edison Company issued the following press release.

                                                                     EXELON LOGO
--------------------------------------------------------------------------------
News Release

From:      Exelon Corporation                             FOR IMMEDIATE RELEASE
           Investor Relations                             ----------------------
           P.O. Box 805379                                April 2, 2002
           Chicago, IL  60680-5379

Contact:   Linda Byus, CFA
           312.394.7696
           Marybeth Flater
           312.394.8354


         ICC Sets Interim Residential Delivery Service Tariffs for ComEd

CHICAGO - Yesterday, the Illinois Commerce Commission issued an interim order in Commonwealth Edison's Delivery Services Rate Case. ComEd is Exelon Corporation's regulated Illinois delivery company. The order sets new delivery rates for residential customers choosing a new supplier, beginning May 1, 2002. Traditional bundled rates - rates paid by residential customers that retain ComEd as their electricity supplier - are not affected by this Order and will remain frozen through 2004. The rates for business customers taking delivery services are not impacted by the Order. The potential revenue impact of the interim order is not material in 2002.

The interim order is based on a 2000 test year and approves a $1.515 billion per year jurisdictional distribution revenue requirement and a $3.59 billion distribution rate base. In addition, the interim order includes an 8.99% weighted average cost of capital with an 11.72% return on equity, incorporating an agreement that ComEd reached with major parties in the case.

The interim order approved the vast majority of costs ComEd requested and makes no findings of prudence disallowances. It acknowledges that ComEd and other parties have agreed to an audit of ComEd's test year expenditures. The purpose of the audit is to further analyze and establish the reasonableness of past investments and expenditures. ComEd believes that it has already provided sufficient evidence during the rate case proceeding to demonstrate the reasonableness of investments. ComEd will participate fully in the audit of these expenditures, and is confident that the results of the audit will show that its expenditures were appropriate and justified. ComEd's customers are enjoying proven, increased service reliability as a result of these investments, with both average interruption frequency and outage duration improvements on the order of 40% or more. The audit started in late March 2002 and is expected to take about six months. A final order is expected in April 2003, at which time non-residential delivery rates will also be revisited.

================================================================================
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's

Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EXELON CORPORATION
                                             COMMONWEALTH EDISON COMPANY


                                             /S/ Ruth Ann M. Gillis
                                             -----------------------------------
                                             Ruth Ann M. Gillis
                                             Senior Vice President and
                                             Chief Financial Officer
                                             Exelon Corporation




April 2, 2002